SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              SFSB HOLDING COMPANY
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             (Exact Name of Registrant as Specified in Its Charter)



            Pennsylvania                                      23-2934332
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     (State of Incorporation                                (IRS Employer
          or Organization)                                Identification No.)


900 Saxonburg Boulevard, Pittsburgh, Pennsylvania               15223
-------------------------------------------------               -----
(Address of Principal Executive Offices)                      (Zip Code)

If this form relates to the registration of a class of    If this form relates to the registration of a class
of securities pursuant to Section 12(b) of the Exchange   securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction      Act and is effective pursuant to General Instruction
A.(c), please check the following box.|_|                 A.(d),  please check the following box.|X|


Securities  Act  registration  statement file number to which this form relates:
333-40955

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                        Name of Each Exchange on Which
To be so Registered                        Each Class is to be Registered
-------------------                        ------------------------------
None                                                     N/A


Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.10 per share
---------------------------------------
          (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 1.  Description of Registrant's Securities to be Registered

The information set forth under the captions "Certain Restrictions on Acquisition of SFSB Holding Company" and "Description of Capital Stock" in the Prospectus included in Part I of the Registration Statement on Form SB-2 of the registrant, originally filed with the Securities and Exchange Commission on November 25, 1997 (File No. 333-40955), is incorporated by reference in response to this Item 1. Information set forth under the captions "Certain Restrictions on Acquisition of SFSB Holding Company" and "Description of Capital Stock" contained in a prospectus relating to SEC File No. 333-40955 and subsequently filed by the registrant pursuant to 17 C.F.R. ss.230.424(b) shall be deemed to be incorporated by reference into this registration statement.


Item 2.  Exhibits

3(i)     Certificate of Incorporation of SFSB Holding Company.*

3(ii)    Bylaws of SFSB Holding Company.*

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*        Incorporated  herein by  reference  to Exhibits  3(i)  (Certificate  of
         Incorporation) and 3(ii) (Bylaws) to the Registration Statement of SFSB Holding Company (Registration No. 333-40955), which was originally filed with the Securities and Exchange Commission on November 25, 1997.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                     SFSB HOLDING COMPANY



Date:  February 9, 1998                            By:   /s/Barbara J. Mallen
                                                         -----------------------
                                                         Barbara J. Mallen
                                                         President